Portfolio Recovery Associates Reports Third Quarter 2009 Results

EPS Totals $0.65 in Quarter as Cash Collections Rise 11% to Record $92.4 Million; Revenue Steady at $68.6 Million; Portfolio Acquisitions Total $77 Million

NORFOLK, VA -- (Marketwire - October 29, 2009) - Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables and provides a broad range of accounts receivable management services, today reported net income of $10.1 million, or $0.65 per diluted share, for the quarter ended September 30, 2009.

The Company's third-quarter 2009 profit represents a 12% decrease from net income of $11.5 million, or $0.75 per diluted share, in the same period a year earlier.

Total revenue in the third quarter of 2009 was unchanged from the year-earlier period at $68.6 million. Total revenue consists of cash collections reduced by amounts applied to principal on the Company's owned debt portfolios, plus commissions earned from its fee-for-service businesses. During the third quarter of 2009, the Company applied 41.2% of cash collections to reduce the carrying basis of its owned debt portfolios, compared with 36.5% in the third quarter of 2008. The third quarter 2009 amortization rate included an $8.0 million net allowance charge, equivalent to approximately $4.8 million after tax, or 31 cents per diluted share, against certain pools of finance receivables accounts. During the third quarter of 2009, the Company recorded ongoing non-cash equity-based compensation expense of $589,000, equivalent to approximately $350,000 after tax, or 2 cents per diluted share.

"Portfolio Recovery Associates continued to perform solidly in the third quarter of 2009, despite an economy still struggling to recover from recession. Not only did the Company produce strong results operationally, but we continued to build for the future -- further refining our best-in-class platform and taking advantage of our access to capital to make significant portfolio acquisitions. An $8 million net allowance charge, equivalent to 31 cents a share, did undermine earnings growth. Nevertheless, Portfolio Recovery Associates is well-positioned to emerge from this economic downturn a stronger and more efficient competitor," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Based on the quantity and quality of portfolios purchased over the past 18 months, continued advances in collections efficiency, and the level of expertise and scale achieved in the bankruptcy business, Portfolio Recovery Associates is budgeting internally for substantial revenue and earnings growth in 2010.

Financial and Operating Highlights

--  Cash collections rose 11% to a record $92.4 million in the third quarter of 2009, up from $83.0 million in the year-ago period.  Call center and other collections increased 11%, external legal collections decreased
    29%, internal legal collections grew 194%, and purchased bankruptcy collections gained 45% when compared with the year-earlier period.

The table below displays our cash collections by source, by quarter for the past five quarters:

Cash Collection Source ($ in
 thousands)                    Q32009   Q22009   Q12009   Q42008   Q32008
                               -------- -------- -------- -------- --------
Call Center & Other
 Collections                   $ 48,590 $ 50,052 $ 50,914 $ 41,268 $ 43,949
External Legal Collections       15,330   16,527   17,790   18,424   21,590
Internal Legal Collections        6,196    4,263    3,539    2,652    2,106
Purchased Bankruptcy             22,251   19,637   17,628   16,904   15,362

--  Productivity, as measured by cash collections per hour paid, the
    Company's key measure of collector performance, finished at $144.69 for the first nine months of 2009 vs. $131.29 for all of 2008.  Excluding the impact of trustee remittances from purchased bankrupt accounts, the comparison is $115.02 for the first nine months of 2009, compared with
    $109.82 for all of 2008.  Excluding trustee remittances on purchased bankrupt accounts and legal collections, the comparison is $88.08 for the first nine months of 2009 and $75.47 for all of 2008.

--  Revenue was $68.6 million in the third quarter, flat compared with the same period a year ago.  This was driven by near-record cash receipts of
    $106.6 million, up 7.8% from $98.9 million a year earlier.  Cash receipts are comprised of both cash collections and revenue from the Company's fee-
    based businesses.

--  The net allowance charge totaled $8.0 million in the third quarter.
    The table below displays the Company's net allowance charges incurred by quarter, by buying period since 2005:

 ($ in thousands)
           -------------------------------------------
                         Purchase Period
Allowance  1996-
Period     2000   2001   2002   2003     2004   2005
           ------ -----  ------ -----  -------  ------
Q1 05      $    - $   -  $    - $   -  $     -  $    -
Q2 05           -     -       -     -        -       -
Q3 05           -     -       -     -        -       -
Q4 05           -   200       -     -        -       -
Q1 06           -     -       -     -        -     175
Q2 06           -    75       -     -        -     125
Q3 06           -   200       -     -        -      75
Q4 06           -     -       -     -        -     450
Q1 07           -  (245)      -     -        -     610
Q2 07           -    70       -    20        -       -
Q3 07           -    50       -   150      320     660
Q4 07           -     -       -   190      150     615
Q1 08           -     -       -   120      650     910
Q2 08           -  (140)      -   400      720       -
Q3 08           -   (30)      -   (60)      60     325
Q4 08           -   (75)      -  (325)    (140)  1,805
Q1 09           -  (105)      -  (120)      35   1,150
Q2 09           -     -       -  (230)    (220)    495
Q3 09           -     -       -   (25)    (190)  1,170
           ------ -----  ------ -----  -------  ------
Total      $    - $   -  $    - $ 120  $ 1,385  $8,565
           ====== =====  ====== =====  =======  ======

 ($ in thousands)
           -------------------------------------------
                       Purchase Period
Allowance                              YTD
Period       2006     2007     2008   2009    Total
           -------- -------- -------- ------ --------
Q1 05      $      - $      - $      - $    - $      -
Q2 05             -        -        -      - $      -
Q3 05             -        -        -      - $      -
Q4 05             -        -        -      - $    200
Q1 06             -        -        -      - $    175
Q2 06             -        -        -      - $    200
Q3 06             -        -        -      - $    275
Q4 06             -        -        -      - $    450
Q1 07             -        -        -      - $    365
Q2 07             -        -        -      - $     90
Q3 07             -        -        -      - $  1,180
Q4 07           340        -        -      - $  1,295
Q1 08         1,105        -        -      - $  2,785
Q2 08         2,330      650        -      - $  3,960
Q3 08         1,135    2,350        -      - $  3,780
Q4 08         2,600    4,380      620      - $  8,865
Q1 09           910    2,300    2,050      - $  6,220
Q2 09           765      685    2,425      - $  3,920
Q3 09         1,965      340    4,750      - $  8,010
           -------- -------- -------- ------ --------
Total      $ 11,150 $ 10,705 $  9,845 $    - $ 41,770
           ======== ======== ======== ====== ========

--  The Company purchased $1.75 billion of face-value debt during the third quarter of 2009 for $76.7 million.  This debt was acquired in 100 portfolios from 12 different sellers.

--  The Company's fee-for-service businesses generated revenue of $14.2 million in the third quarter of 2009, down 10.1% from $15.8 million in the same period a year ago.  These businesses accounted for 20.8% of the
    Company's overall revenue in the third quarter of 2009, down from 23.1% in
    Q3 2008.

--  The Company's cash balances were $19.9 million as of September 30,
    2009, up from $15.7 million as of June 30, 2009.  During the quarter, the
    Company made net borrowings of $16.5 million on its line of credit, leaving it with $306.3 million in outstanding borrowings at quarter's end.
    Remaining borrowing availability under the line was $58.7 million at
    September 30, 2009.

"Portfolio Recovery Associates turned in a strong third-quarter operating performance overall, highlighted by record cash collections of $92.4 million, year-over-year productivity improvements at all call centers, and portfolio acquisitions totaling $76.7 million even in a tight credit environment. The weak economy did impact our fee-for-service businesses, particularly in the government services area, and contributed to an $8 million net allowance charge. However, we remain extremely confident in our strategy of developing Portfolio Recovery Associates' businesses for the long term and look forward to emerging from this recession a stronger competitor than ever," said Kevin P. Stevenson, Chief Financial and Administrative Officer.

For the first nine months of 2009, the Company's earnings totaled $31.9 million, or $2.07 per diluted share, compared with $34.8 million, or $2.27 per diluted share, for the first nine months of 2008. Year-to-date 2009 revenue was $207.9 million, compared with $196.3 million in the first nine months of 2008.

Conference Call Information

The Company will hold a conference call with investors tonight, Thursday, October 29, 2009, at 5:30 p.m. EDT to discuss its third quarter results. Investors can access the call live by dialing 888-713-4209 for domestic callers or 617-213-4863 for international callers using the pass code 60750066.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers using the pass code 10218295. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the Company's website, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management and related services. The Company's primary business is the purchase, collection and management of portfolios of defaulted consumer receivables. These are the unpaid obligations of individuals to credit originators, which include banks, credit unions, consumer and auto finance companies, and retail merchants. Portfolio Recovery Associates also provides a broad range of collection services, including revenue administration for government entities through its RDS and MuniServices businesses, and collateral-location services for credit originators via its IGS subsidiary.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of IGS, RDS and MuniServices to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                    Portfolio Recovery Associates, Inc.
                 Unaudited Consolidated Income Statements
                 (in thousands, except per share amounts)

                                  Three      Three      Nine       Nine
                                  Months     Months     Months     Months
                                  Ended      Ended      Ended      Ended
                                September  September  September  September
                                   30,        30,        30,        30,
                                  2009       2008       2009       2008

Revenues:
  Income recognized on finance
   receivables, net             $  54,336  $  52,738  $ 159,650  $ 158,412
  Commissions                      14,229     15,831     48,225     37,874
                                ---------  ---------  ---------  ---------

          Total revenues           68,565     68,569    207,875    196,286

Operating expenses:
     Compensation and employee
      services                     26,844     22,983     79,940     64,983
     Legal and agency fees and
      costs                        11,296     14,386     34,460     39,530
     Outside fees and services      2,284      2,323      6,854      6,870
     Communications                 3,472      2,263     11,157      7,535
     Rent and occupancy             1,270      1,123      3,515      2,830
     Other operating expenses       2,341      1,912      6,565      4,863
     Depreciation and
      amortization                  2,269      2,162      6,874      5,138
                                ---------  ---------  ---------  ---------

       Total operating expenses    49,776     47,152    149,365    131,749
                                ---------  ---------  ---------  ---------

       Income from operations      18,789     21,417     58,510     64,537

Other income and (expense):
 Interest income                        -         34          3         67
 Interest expense                  (1,964)    (3,066)    (5,891)    (8,215)
                                ---------  ---------  ---------  ---------

       Income before income
        taxes                      16,825     18,385     52,622     56,389

       Provision for income
        taxes                       6,729      6,930     20,730     21,638
                                ---------  ---------  ---------  ---------

    Net income                  $  10,096  $  11,455  $  31,892  $  34,751
                                =========  =========  =========  =========

Net income per common share:
  Basic                         $    0.65  $    0.75  $    2.07  $    2.28
  Diluted                       $    0.65  $    0.75  $    2.07  $    2.27

Weighted average number of
 shares outstanding:
  Basic                            15,466     15,267     15,392     15,210
  Diluted                          15,502     15,336     15,428     15,280

                    Portfolio Recovery Associates, Inc.
              Unaudited Consolidated Summary Balance Sheets
                 (in thousands, except per share amounts)

                                                      September  December
                                                         30,        31,
ASSETS                                                  2009       2008
                                                      ---------  ----------

Cash and cash equivalents                             $  19,874  $   13,901
Finance receivables, net                                660,879     563,830
Accounts receivable, net                                  6,909       8,278
Income taxes receivable                                   5,893       3,587
Property and equipment, net                              22,093      23,884
Goodwill                                                 29,299      27,546
Intangible assets, net                                   11,425      13,429
Other assets                                              3,310       3,385
                                                      ---------  ----------

     Total assets                                     $ 759,682  $  657,840
                                                      =========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Accounts payable and accrued liabilities             $  19,280  $   17,602
 Deferred tax liability                                 110,333      88,070
 Line of credit                                         306,300     268,300
 Long term debt and capital leases                        1,663           5
                                                      ---------  ----------

    Total liabilities                                   437,576     373,977
                                                      ---------  ----------

Stockholders' equity:
  Preferred stock, par value $0.01, authorized shares,
   2,000, issued and outstanding shares - 0                   -           -
  Common stock, par value $0.01, authorized shares,
   30,000, 15,573 issued and 15,491 outstanding shares
   at September 30, 2009, and 15,398 issued and 15,286
   outstanding shares at December 31, 2008                  155         153
  Additional paid-in capital                             81,358      74,574
  Retained earnings                                     240,939     209,047
  Accumulated other comprehensive (loss)/income, net
   of tax                                                  (346)         89
                                                      ---------  ----------

    Total stockholders' equity                          322,106     283,863
                                                      ---------  ----------

      Total liabilities and stockholders' equity      $ 759,682  $  657,840
                                                      =========  ==========

                    Portfolio Recovery Associates, Inc.
          Unaudited Consolidated Summary Statements of Cash Flows
                              (in thousands)

                                                  Nine Months  Nine Months
                                                     Ended        Ended
                                                   September    September
                                                      30,          30,
                                                      2009         2008
                                                  -----------  -----------
Cash flows from operating activities:
    Net income                                    $    31,892  $    34,751
    Adjustments to reconcile net income to net
     cash provided by operating activities:
         Amortization of share-based compensation       3,240          442
         Depreciation and amortization                  6,874        5,138
         Deferred tax expense                          22,000       23,771
         Changes in operating assets and
          liabilities:
            Other assets                                  (14)         182
            Accounts receivable                         1,369          (77)
            Accounts payable and accrued
             liabilities                                1,112        2,365
            Income taxes                               (2,306)        (513)
                                                  -----------  -----------

         Net cash provided by operating activities     64,167       66,059
                                                  -----------  -----------

Cash flows from investing activities:
  Purchases of property and equipment                  (3,079)      (4,041)
  Acquisition of finance receivables, net of
   buybacks                                          (210,116)    (214,172)
  Collections applied to principal on finance
   receivables                                        113,067       89,039
  Acquisitions, including acquisition costs and
   net of cash acquired                                  (100)     (25,791)
                                                  -----------  -----------

         Net cash used in investing activities       (100,228)    (154,965)
                                                  -----------  -----------

Cash flows from financing activities:
  Proceeds from exercise of options                     1,630          594
  Income tax benefit from share-based compensation        746          368
  Proceeds from line of credit                         84,500      146,300
  Principal payments on line of credit                (46,500)     (47,000)
  Proceeds from long-term debt                          2,036            -
  Principal payments on long-term debt                   (373)           -
  Principal payments on capital lease obligations          (5)         (80)
                                                  -----------  -----------

         Net cash provided by financing activities     42,034      100,182
                                                  -----------  -----------

         Net increase in cash and cash equivalents      5,973       11,276

Cash and cash equivalents, beginning of year           13,901       16,730
                                                  -----------  -----------

Cash and cash equivalents, end of period          $    19,874  $    28,006
                                                  ===========  ===========

Supplemental disclosure of cash flow information:
  Cash paid for interest                          $     6,028  $     8,272
  Cash paid for income taxes                      $       321  $         3

Noncash investing and financing activities:
  Common stock issued for acquisition             $     1,170  $     1,847
  Net unrealized change in fair value of
   derivative instrument                          $      (655) $         -

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com